Exhibit 23(b)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of AptarGroup, Inc. on Form S-8 of our report dated June 27, 2008 on the financial statements of AptarGroup, Inc. Profit Sharing and Savings Plan appearing in the 2007 Form 11-K of AptarGroup, Inc. Profit Sharing and Savings Plan.


/s/ Crowe Horwath LLP
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Crowe Horwath LLP

Oak Brook, Illinois
January 16, 2009